UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

13631 Progress Boulevard, Suite 400,
Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

(386) 462-6800
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	AXGN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 5, 2020, Axogen Inc. (“Axogen” or the “Company”) reported its financial results for the second quarter of 2020 and provided a financial outlook for the third quarter of 2020. At that time, the Company believed that regional resurgences of COVID-19 would continue to negatively impact the incidence of trauma and surgical procedure volumes in certain geographies. As a result, the Company expected third quarter revenue to remain below prior-year levels of $28.6 million.

Since then, third quarter revenue has exceeded those expectations as the impact of regional COVID-19 resurgences on the incidence of trauma and surgical procedure volumes has been less than previously anticipated; additionally, the Company believes that surgeons and hospitals continue to prioritize nerve repair procedures as they expand their elective surgical procedure volumes.

As a result, with more than 80% of its fiscal third quarter complete, the Company now expects total revenue in the third quarter will be at least $30 million. As management discussed during the second quarter 2020 earnings call, the Company has benefited from a catch-up of previously deferred procedures during the third quarter, primarily in July and August.

The Company will report its financial results for third quarter 2020 on Thursday, October 29, 2020 after the market close and will host a conference call and webcast for the investment community at 4:30 pm ET that same day. The Company will provide an update on its outlook for the fourth quarter at that time.

Axogen is providing these updates in advance of the Company’s participation in two virtual investor conferences this week. The Company will hold investor meetings and participate in a live webcast at the Cantor Virtual Global Healthcare Conference on Wednesday September 16, 2020 at 9:20 am ET; this represents a change from the previously announced time of 1:20 pm ET that same day. The Company will also host virtual investor meetings on Thursday, September 17, 2020 as part of the Morgan Stanley Global Healthcare Conference.

Cautionary Statements Concerning Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events, or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” “goals,” and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements related to the expected impact of COVID-19 on our business, statements regarding our growth, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation, our assessment of our internal controls over financial reporting, our visibility at and sponsorship of conferences and educational events. The forward-looking statements are and will be subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements contained in this Current Report on Form 8-K should be evaluated together with the many uncertainties that affect our business and our market, particularly those discussed under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K, as amended on Form 10-K/A, for the fiscal year ended December 31, 2019, as well as other risks and cautionary statements set forth in our filings with the U.S. Securities and Exchange Commission. Forward-looking statements are not a guarantee of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by applicable law, we assume no responsibility to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or otherwise.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2020

AXOGEN, INC.

	By:	/s/ Bradley L. Ottinger, Esq.
	Name:	Bradley L. Ottinger, Esq.
	Title:	General Counsel

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